UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

NETBRANDS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Austin Boulevard, Suite B
Island Park, New York 11558
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 550-5996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Loan Transaction

On March 22, 2024 (the “Closing Date”), NetBrands Corp., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cove Funding LP, a Delaware limited partnership (“Cove Funding”), pursuant to which Cove Funding agreed to loan the Company up to $300,000, in two tranches (the “Cove Loan”), and the Company issued Cove Funding a 12% Senior Secured Convertible Promissory Note (the “Convertible Note”) to evidence the Cove Loan. The initial principal amount of the Convertible Note is $187,777 (the “First Tranche”), from which the Company received net proceeds of $150,000 (after deducting a 5% commitment fee, a 5% diligence fee, and Cove Funding’s fees and expenses related to the transaction, including attorney’s fees). The difference between the amount of the First Tranche and $300,000 (less a 5% commitment fee, a 5% diligence fee, and Cove Funding’s fees and expenses related to the transaction, including attorney’s fees) may be funded in a second tranche (the “Second Tranche” and, together with the First Tranche, the “Principal Amount”), upon the Company’s written request, and subject to certain conditions. The Company will use the net proceeds received from the Cove Loan for working capital and general corporate purposes.

Pursuant to the terms of Purchase Agreement, as additional consideration for the Cove Loan, the Company agreed to issue Cove Funding (subject to a 4.99% beneficial ownership limitation) (a) $285,000 in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in two tranches, plus (b) certain additional shares, in accordance with the terms and conditions of the Purchase Agreement (collectively, the “Commitment Shares”). The Commitment Shares will be issued in two tranches, with the first being in an amount of $187,778 in shares of the Company’s Common Stock, to be issued upon funding of the First Tranche, and the second being in an amount of the balance of the Principal Amount in shares of the Company’s Common Stock, to be issued upon funding of the Second Tranche.

The Convertible Note has a stated maturity date of July 21, 2024 (as such date may be extended by the parties, the “Maturity Date”), and an interest rate of 12% per annum (“Interest”). Interest began to accrue on the First Tranche on the Closing Date and will begin to accrue on the Second Tranche if and when such amount is funded by Cove Funding. Any Principal Amount that is not paid when due will bear interest at a rate of the lesser of (a) 24% per annum, or (b) the maximum amount permitted by law. The Convertible Note may not be prepaid in whole or in part, except as otherwise set forth in the Convertible Note. Pursuant to the terms of Convertible Note, if the Cove Loan is not repaid on or before the Maturity Date, the Company is required to issue Cove Funding shares of its Common Stock, on a monthly basis (subject to a 4.99% beneficial ownership limitation), with a value of 16.67% of the principal amount of the Cove Loan outstanding as of each issuance date, plus a commitment fee equal to 5% of such outstanding principal amount, until the Cove Loan is repaid in full (collectively, the “Penalty Shares”). In addition, commencing on the Maturity Date, Cove Funding may (subject to a 4.99% beneficial ownership limitation) convert amounts due under the Convertible Note into shares of the Company’s Common Stock (collectively, the “Conversion Shares”) at a conversion price equal to the lesser of (a) $0.07, or (b) the five-trading day closing price average immediately prior to the conversion date. The number of Conversion Shares issuable upon conversion of the Convertible Note will be subject to adjustment from time-to-time in the event of any combination, extraordinary distribution, dilutive issuance, or similar event. Upon the occurrence of an event of default under the Convertible Note, 125% of the amounts due under the Convertible Note will become immediately due and payable. In addition, as long as the Company has any obligations outstanding under the Convertible Note, the Company may not (among other things), without Cove Funding’s written consent, incur any senior or pari passu indebtedness, sell a significant amount of the Company’s assets, or issue equity securities in an amount greater than 10% of the Company’s outstanding Common Stock, subject to certain exceptions.

In order to further induce Cove Funding to make the Cove Loan to the Company, (a) the Company entered into a Security Agreement with Cove Funding (the “Security Agreement”), pursuant to which Cove Funding was granted a first priority security interest in the Company’s assets, and (b) Paul Adler, the Company’s Chief Executive Officer, and a director of the Company, entered into a Pledge Agreement with Cove Funding (the “Pledge Agreement”), pursuant to which Mr. Adler pledged 1,000 shares of the Company’s Class A Super Voting Preferred Stock and 11,568,843 shares of the Company’s Common Stock that he owns, to further secure the Company’s obligations under the Convertible Note and other transaction documents (collectively, the “Transaction Documents”).

Pursuant to the Transaction Documents, if the Company issues any additional securities with terms more favorable than in the Convertible Note and other Transaction Documents, such more favorable terms will, at Cove Funding’s option, be made a part of the Convertible Note and other Transaction Documents. In addition, if at any time while the Convertible Note is outstanding, the Company has a bona fide offer for financing from a third party, then the Company must first offer such opportunity to Cove Funding on the same terms as the third party’s terms.

The Company has granted Cove Funding piggyback registration rights with respect to the Commitment Shares, the Penalty Shares, the Conversion Shares, and any other shares that may be issued to Cove Funding pursuant to the Convertible Note or other Transaction Documents.

The Company has agreed to reserve and keep available out of its authorized but unissued shares of Common Stock, for the purposes of providing for the issuances of the Commitment Shares and the Conversion Shares, 9,000,0000 shares of Common Stock, or such other number of shares of Common Stock as may be required to provide for the issuance of the Commitment Shares and the Conversion Shares.

The foregoing descriptions of the Purchase Agreement, the Convertible Note, the Security Agreement, and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 4.1, 10.2 and 10.3 respectively, and are incorporated herein by reference.

Addendum to Engagement Agreement

As previously reported in a Current Report on Form 8-K filed by the Company on December 8, 2022, the Company entered into an engagement agreement (the “Engagement Agreement”) with Spencer Clarke, LLC (“Spencer Clarke”), dated November 14, 2022, pursuant to which the Company engaged Spencer Clarke to serve as its exclusive investment banking firm to provide certain investment banking-related services to the Company in connection with financings and other transactions. On March 22, 2024, the Company and Spencer Clarke executed an addendum to the Engagement Agreement (the “Addendum”), pursuant to which the term of the Engagement Agreement was further extended to June 21, 2024, as such term may be further extended pursuant to the terms and conditions of the Engagement Agreement.

In addition, in connection with the closing of the Cove Loan described above, the Company (a) paid Spencer Clarke a cash fee of $25,000 (for up to $300,000 raised in the financing), and (b) issued Spencer Clarke a Common Stock Purchase Warrant (the “Warrant”) to purchase 814,285 shares of the Company’s Common Stock (for up to $300,000 raised in the financing) (the “Warrant Shares”).

The Warrant is exercisable for a term of five years from the date of issuance. The Warrant has an exercise price of $0.07 per share, subject to adjustment. The Warrant may be exercised for cash, or on a cashless basis. Spencer Clarke may not exercise the Warrant with respect to any number of shares that would cause it to beneficially own in excess of 9.99% of the Company’s number of issued and outstanding shares of Common Stock, waivable upon 61 days’ prior notice to the Company. The exercise price of the Warrant is subject to adjustment for subdivision or consolidation of the Company’s shares, or other dilutive issuances. Spencer Clarke has piggyback registration rights with respect to the Warrant Shares.

The foregoing descriptions of the Addendum and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.4 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in this Item 3.02.

The issuances of the Commitment Shares, the Penalty Shares, the Warrant and, upon conversion of the Convertible Note or the exercise of the Warrant, the issuances of the Conversion Shares and Warrant Shares, respectively, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Promissory Note, dated March 22, 2024, issued to Cove Funding LP

4.2	Common Stock Purchase Warrant, dated March 22, 2024

10.1	Securities Purchase Agreement, dated March 22, 2024, by and between the Company and Cove Funding LP

10.2	Security Agreement, dated March 22, 2024, by and between the Company and Cove Funding LP

10.3	Pledge Agreement, dated March 22, 2024, by and between Paul Adler and Cove Funding LP

10.4	Addendum to Engagement Agreement, dated March 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBRANDS CORP.

Date: March 28, 2024	By:	/s/ Paul Adler
Paul Adler
President